Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

A2Z Smart Technologies Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be paid
	Equity	Common shares, no par value			(1)		(2)		(3)
	Equity	Preferred shares, no par value			(1)		(2)		(3)
	Other	Warrants			(1)		(2)		(3)
	Other	Rights			(1)		(2)		(3)
	Other	Units			(1)		(2)		(3)
	Unallocated (Universal) Shelf		Rule 457(o)		(1)		(2)		$(3)	0.00011020	$22,040
Carry Forward Securities
Carry Forward Securities	—	—	—	—				—				—	—	—	—
	Total Offering Amounts							$200,000,000			$22,040
	Total Fees Previously Paid										—
	Total Fee Offsets										—
	Net Fee Due										$22,040

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered also include such indeterminate number of securities as may be issued upon exercise, conversion or exchange of other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)	The proposed maximum aggregate offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security.

(3)	The proposed maximum aggregate offering price has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and reflects the maximum offering price of securities registered hereunder. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $200,000,000.